Exhibit 99.1

Western Alliance Reports Second Quarter 2011 Earnings of $6.2 Million

  Loan Growth of $134 million
  Deposit Growth of $91 million

PHOENIX--(BUSINESS WIRE)--July 21, 2011--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the second quarter 2011.

Second Quarter 2011 Highlights:

  Net income of $0.05 per common share compared to net income of $0.03 for the first quarter 2011 and a $0.02 net loss for the second quarter of 2010
  Pre-tax, pre-provision operating earnings of $27.6 million, up 9.0% from $25.3 million in first quarter 2011 and up 21.6% from $22.7 million in second quarter 20101
  Total loans of $4.41 billion, up $134 million from March 31, 2011 and up $282 million from June 30, 2010
  Total deposits of $5.59 billion, up $91 million from March 31, 2011 and up $358 million from June 30, 2010
  Nonperforming assets (nonaccrual loans and repossessed assets) of 3.1% of total assets, down from 3.3% in first quarter 2011 and 4.0% in second quarter 2010
  Net loan charge-offs of $13.6 million, down from $14.6 million for the first quarter 2011 and $25.8 million in second quarter 2010
  Net income of $6.2 million, including pre-tax loss on repossessed asset valuations/sales of $8.6 million and securities/valuation gains of $2.7 million
  Tier I Leverage capital of 9.5% and Total Risk-Based Capital ratio of 13.1%, compared to 9.1% and 13.0% a year ago

Financial Performance

“We have continued improvement on all fronts including asset and revenue growth, expense control and asset quality,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “I am especially pleased that Bank of Nevada, arguably our toughest market, is now notably contributing to the Company’s overall profitability.”

Ken Vecchione, President and Chief Operating Officer, added, “The substantial decrease in the number of community banks has made us the preferred local lender, and resulted in the strong loan and deposit market share gains we have today. Having increased our capital base during the last several years allowed us to support our customers during this difficult economic environment and supply our credit-worthy clients with the needed borrowing capacity to run their businesses. This quarter, we again improved our performance in multiple areas simultaneously with increased capital, improved asset quality and strong earnings growth. We have put ourselves on the path to consistent and sustainable profitability.”

Western Alliance Bancorporation reported net income of $6.2 million in the second quarter 2011, including a net loss from sales/valuation of repossessed assets of $8.6 million and a loss on discontinued operations net of tax of $0.5 million.

The Company reported net income per common share of $0.05 in the second quarter 2011. The income included $0.07 loss from sales/valuations of repossessed assets after tax, a net loss from discontinued affinity credit card operations held for sale of $0.01 and after tax investment securities gains of $0.02.

Total loans increased $134 million to $4.41 billion at June 30, 2011 from $4.28 billion on March 31, 2011. This increase was driven by growth in commercial and industrial loans and commercial real estate loans, primarily in the California and Arizona markets. Loans increased $282 million, or 6.8 percent from June 30, 2010.

Total deposits increased $91 million to $5.59 billion at June 30, 2011 from $5.50 billion at March 31, 2011, with growth primarily in non-interest bearing demand deposits and certificates of deposits, partially offset by a decline in interest bearing demand deposits. Deposits increased $358 million, or 6.8 percent from June 30, 2010.

Income Statement

Net interest income of $63.3 million in the second quarter 2011 increased by 3.6 percent compared to the first quarter 2011 and 10.1 percent compared to the second quarter 2010. The net interest margin in the second quarter 2011 was 4.34 percent compared to 4.35 percent in the first quarter 2011 and 4.16 percent in the second quarter of 2010.

Operating non-interest income was $6.8 million for the second quarter 2011.1 This performance was an increase from $6.0 million for the first quarter of 2011 and $6.5 million for the second quarter of 2010.1

Net revenue was $70.1 million for the second quarter 2011, a 4.5 percent increase from $67.1 million for the first quarter of 2011 and 9.5 percent from $64.0 million for the second quarter 2010.1

Operating non-interest expenses have been relatively flat at $42.5 million for the second quarter 2011, compared to $41.8 million for the first quarter of 2011 and $41.3 million for the second quarter of 2010.1 The Company’s operating efficiency ratio was 60 percent for the second quarter 2011, improved from 64 percent for the second quarter 2010.1 The Company had 908 full-time equivalent employees at June 30, 2011, compared to 961 one year ago.

A key performance metric for the Company is its pre-tax, pre-provision operating earnings, which it defines as net operating revenue less its operating non-interest expense.1 For the second quarter 2011, the Company’s performance was $27.6 million, up from $25.3 million in the first quarter 2011 and $22.7 million in the second quarter 2010.1

The provision for credit losses was $11.9 million for the second quarter 2011 compared to $10.0 million for the first quarter 2011 as a result of increased loan growth of $134 million in the second quarter 2011 compared to $37 million in the first quarter 2011. The provision for the second quarter of 2010 was $23.1 million. Net loan charge-offs in the second quarter 2011 were $13.6 million or 1.26 percent of average loans (annualized), down from $14.6 million or 1.39 percent of average loans (annualized) for the first quarter 2011 and $25.8 million or 2.53% of average loans (annualized) for the second quarter 2010.

Nonaccrual loans and repossessed assets were $198 million or 3.1 percent of total assets at June 30, 2011, down from $213 million or 3.3 percent of total assets at March 31, 2011 and $239 million or 4.0 percent of total assets at June 30, 2010. Loans past due 90 days and still accruing totaled $1.1 million at June 30, 2011, flat from the first quarter of 2011 and down from $8.2 million at June 30, 2010. Loans past due 30-89 days totaled $11.6 million at quarter end, down from $30.7 million at March 31, 2011 and down from $20.3 million at June 30, 2010.

Classified assets to Tier I capital plus allowance for credit losses, a common regulatory measure of asset quality, improved to 46 percent at June, 2011 from 64 percent at June 30, 2010.1

Net loss on sales and valuation of repossessed assets (primarily other real estate) was $8.6 million for the second quarter 2011 compared to $6.1 million in the prior quarter. At June 30, 2011, other repossessed assets were valued at $86 million compared to $98 million at March 31, 2011 and $104 million one year ago.

Balance Sheet

Gross loans totaled $4.41 billion at June 30, 2011, an increase of $134 million from March 31, 2011 and an increase of $282 million from $4.13 billion at June 30, 2010. At June 30, 2011 the allowance for credit losses was 2.37 percent of total loans down from 2.48 percent at March 31, 2011 and 2.66 percent at June 30, 2010.

Deposits totaled $5.59 billion at June 30, 2011, an increase of $91 million from $5.50 billion at March 31, 2011 and an increase of $358 million from $5.23 billion at June 30, 2010.

Non-interest bearing deposits increased $61.7 million to $1.52 billion at June 30, 2011 from March 31, 2011 and increased $186.4 million from $1.33 billion at June 30, 2010. Non-interest bearing deposits comprised 27.1 percent of total deposits at June 30, 2011, compared to 25.4 percent a year ago.

At June 30, 2011 and 2010, the Company’s loans were 79.0 percent of deposits compared to 77.8 percent at March 31, 2011.

Stockholders’ equity at June 30, 2011 increased to $615.7 million from $601.6 million at March 31, 2011. At June 30, 2011, tangible common equity was 6.9 percent of tangible assets1 and total risk-based capital was 13.1 percent of risk-weighted assets.

Total assets increased 1.7 percent to $6.51 billion at June 30, 2011 from $6.40 billion at March 31, 2011 and increased 9.2 percent from $5.96 billion at June 30, 2010.

Operating Unit Highlights

Bank of Nevada reported that loans declined $17 million during the second quarter of 2011 and declined $118 million during the last 12 months to $1.85 billion at June 30, 2011. Deposits increased $59 million in the second quarter of 2011 and increased $32 million over the last 12 months to $2.45 billion. Net income for Bank of Nevada was $3.7 million for the second quarter 2011, compared with net income of $0.9 million for the first quarter of 2011 and net loss of $10.7 million during the second quarter 2010.

Western Alliance Bank reported loan growth of $85 million during the second quarter 2011 and an increase of $210 million during the last 12 months to $1.43 billion. Deposits increased $67 million in the second quarter and increased $36 million during the last 12 months to $1.76 billion. Net income for Western Alliance Bank was $3.8 million during the second quarter 2011 compared with net income of $4.9 million during the first quarter of 2011 and a net income of $3.8 million during the first quarter 2010.

The Torrey Pines Bank segment, which excludes discontinued operations, reported that loans increased $66 million during the second quarter 2011 and increased $190 million during the last 12 months to $1.17 billion. Deposits decreased $35 million and increased $290 million to $1.38 billion during the same periods, respectively. Net income for Torrey Pines Bank was $4.2 million during the second quarter 2011 compared with net income of $4.0 million for the first quarter of 2011 and net income of $2.6 million during the second quarter 2010.

Attached to this press release is summarized financial information for the quarter ended June 30, 2011.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live webcast to discuss its second quarter 2011 financial results at 12:00 p.m. ET on Friday, July 22, 2011. Participants may access the call by dialing 1-866-843-0890 and using passcode: 2358768 or via live audio webcast using the website link: https://services.choruscall.com/links/wal11072.html. The webcast is also available via our website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET July 22 until 9 a.m. ET August 8th by dialing 1-877-344-7529 using the pass code 10002122.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, Western Alliance Bank doing business as Alliance Bank of Arizona and First Independent Bank, Torrey Pines Bank, and Shine Investment Advisory Services. These dynamic organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California, and investment services in Colorado. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 16

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2011	2010	Change %	2011	2010	Change %
	(in thousands, except per share data)
Selected Balance Sheet Data:
(dollars in millions)
Total assets	$6,508.1	$5,959.5	9.2%
Loans, net of deferred fees	4,411.7	4,130.0	6.8
Securities and money market investments	1,138.2	848.6	34.1
Federal funds sold	-	-
Total deposits	5,588.3	5,230.2	6.8
Borrowings	221.8	87.1	154.6
Junior subordinated and subordinated debt	42.7	36.3	17.6
Stockholders' equity	615.7	575.9	6.9

Selected Income Statement Data:
(dollars in thousands)
Interest income	$73,646	$70,000	5.2%	$145,612	$138,734	5.0%
Interest expense	10,360	12,544	(17.4)	21,227	26,560	(20.1)
Net interest income	63,286	57,456	10.1	124,385	112,174	10.9
Provision for loan losses	11,891	23,115	(48.6)	21,932	51,862	(57.7)
Net interest income after provision for credit losses	51,395	34,341	49.7	102,453	60,312	69.9
Non-interest income	9,597	20,760	(53.8)	16,427	35,389	(53.6)
Non-interest expense	51,008	53,262	(4.2)	99,155	94,103	5.4
Income (loss) from continuing operations before income taxes
	9,984	1,839	442.9	19,725	1,598	1,134.4
Income tax expense (benefit)	3,295	(190)	(1,834.2)	7,324	(1,751)	(518.3)
Income from continuing operations	6,689	2,029	229.7	12,401	3,349	270.3%
Loss on discontinued operations, net	(460)	(802)	(42.6)	(1,019)	(1,737)
Net income	$6,229	$1,227	407.7%	$11,382	$1,612
Diluted net income (loss) from continuing operations	$0.05	$(0.01)		$0.09	$(0.02)
Diluted net loss from discontinued operations, net of tax	$(0.01)	$(0.01)		$(0.01)	$(0.02)
Diluted net income (loss) per common share	$0.05	$(0.02)	(350.0)%	$0.08	$(0.05)	(257.2)%

Common Share Data:
Diluted net income (loss) per common share	$0.05	$(0.02)	(350.0)%	$0.08	$(0.05)	(257.2)%
Book value per common share	$5.89	$6.09	(3.3)%
Tangible book value per share, net of tax (1)	$5.48	$5.60	(2.2)%
Average shares outstanding (in thousands):
Basic	80,883	72,160	12.1	80,838	72,063	12.2
Diluted	81,223	72,160	12.6	81,119	72,063	12.6
Common shares outstanding	82,139	73,344	12.0
(1) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited

	At or for the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2011	2010	Change %	2011	2010	Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	0.39%	0.08%	387.5%	0.36%	0.04%	800.0%
Return on average stockholders' equity (1)	3.98	0.84	373.8	3.70	0.39	848.7
Net interest margin (1)	4.34	4.16	4.3	4.34	4.16	4.3
Net interest spread	4.08	3.84	6.3	4.07	3.84	6.0
Efficiency ratio - tax equivalent basis (2)	60.19	64.37	(6.5)
Loan to deposit ratio	78.95	78.96	(0.0)

Capital Ratios:
Tangible equity (2)	8.9%	9.0%	(1.1)%
Tangible common equity (2)	6.9	6.8	0.7
Tier one common equity (2)	8.4	8.2	2.6
Tier 1 Leverage ratio (3)	9.5	9.1	4.4
Tier 1 Risk Based Capital (3)	11.8	11.7	0.9
Total Risk Based Capital (3)	13.1	13.0	0.8

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	1.26%	2.53%	(50.2)%	1.32%	2.48%	(46.8)%
Nonaccrual loans to gross loans	2.56	3.25	(21.2)
Nonaccrual loans and repossessed assets to total assets	3.05	4.00	(23.8)
Loans past due 90 days and still accruing to total loans	0.03	0.20	(85.0)
Allowance for credit losses to loans	2.37	2.66	(10.9)
Allowance for credit losses to nonaccrual loans	92.57	81.94	13.0

(1) Annualized for the three and six month periods ended June 30, 2011 and 2010.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Interest income:	(dollars in thousands)
Loans	$64,919	$64,201	$128,801	$126,368
Investment securities	8,542	5,327	16,472	11,631
Federal funds sold and other	185	472	339	735
Total interest income	73,646	70,000	145,612	138,734
Interest expense:
Deposits	7,548	11,067	15,446	23,146
Customer repurchase agreements	100	114	186	397
Borrowings	2,023	369	4,204	819
Junior subordinated and subordinated debt	689	994	1,391	2,198
Total interest expense	10,360	12,544	21,227	26,560
Net interest income	63,286	57,456	124,385	112,174
Provision for credit losses	11,891	23,115	21,932	51,862
Net interest income after provision for credit losses	51,395	34,341	102,453	60,312
Non-interest income
Unrealized gains (losses) on assets/liabilities measured at fair value,net	336	6,250	(173)	6,551
Securities impairment charges	(226)	(1,071)	(226)	(1,174)
Gains on sales of investment securities, net	2,666	6,079	4,045	14,297
Trust and investment advisory services	657	1,181	1,293	2,394
Service charges	2,243	2,319	4,527	4,515
Operating lease income	580	967	1,251	1,931
Bank owned life insurance	1,822	780	3,006	1,499
Gain on extinguishment of debt	-	3,000	-	3,000
Other	1,519	1,255	2,704	2,376
	9,597	20,760	16,427	35,389
Non-interest expenses:
Salaries and employee benefits	22,960	22,161	45,800	43,601
Occupancy	5,044	4,828	9,898	9,615
Insurance	2,352	3,759	6,214	7,251
Repossessed asset and loan expenses	2,284	1,564	4,406	3,928
Net loss on sales and valuations of repossessed assets	8,633	11,994	14,762	10,980
Legal, professional and director's fees	2,361	2,139	3,727	4,007
Marketing	1,135	1,045	2,292	2,201
Intangible amortization	890	907	1,779	1,813
Customer service	828	1,154	1,720	2,219
Data Processing	928	793	1,776	1,584
Operating lease depreciation	327	647	748	1,336
Merger related expenses	(109)	-	109	-
Other	3,375	2,271	5,924	5,568
	51,008	53,262	99,155	94,103
Income from continuing operations before income taxes	9,984	1,839	19,725	1,598
Income tax expense (benefit)	3,295	(190)	7,324	(1,751)
Income from continuing operations	6,689	2,029	12,401	3,349
Loss from discontinued operations net of tax benefit	(460)	(802)	(1,019)	(1,737)
Net income	6,229	1,227	11,382	1,612
Preferred stock dividends	1,750	1,750	3,500	3,500
Accretion on preferred stock discount	753	716	1,506	1,433
Net income (loss) available to common stockholders	$3,726	$(1,239)	$6,376	$(3,321)
Diluted net income (loss) per share	$0.05	$(0.02)	$0.08	$(0.05)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Operations
Unaudited	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2011	2011	2010	2010	2010
Interest income:	(in thousands, except per share data)
Loans	$64,919	$63,882	$64,985	$64,273	$64,201
Investment securities	8,542	7,930	7,054	6,047	5,327
Federal funds sold and other	185	154	335	385	472
Total interest income	73,646	71,966	72,374	70,705	70,000
Interest expense:
Deposits	7,548	7,898	8,652	9,531	11,067
Borrowings and customer repurchase agreements	2,123	2,268	2,097	970	483
Junior subordinated and subordinated debt	689	702	714	736	994
Total interest expense	10,360	10,868	11,463	11,237	12,544
Net interest income	63,286	61,098	60,911	59,468	57,456
Provision for credit losses	11,891	10,041	18,384	22,965	23,115
Net interest income after provision for credit losses	51,395	51,057	42,527	36,503	34,341
Non-interest income
Mark-to-market gains (losses), net	336	(509)	(6,710)	(210)	6,250
Securities impairment charges	(226)	-	(12)	-	(1,071)
Gains on sales of investment securities, net	2,666	1,379	-	5,460	6,079
Trust and investment advisory services	657	636	608	1,001	1,181
Service charges	2,243	2,284	2,177	2,276	2,319
Operating lease income	580	671	864	998	967
Bank owned life insurance	1,822	1,184	1,027	773	780
Gain on extinguishment of debt	-	-	-	-	3,000
Other	1,519	1,185	1,326	1,869	1,255
	9,597	6,830	(720)	12,167	20,760
Non-interest expenses:
Salaries and employee benefits	22,960	22,840	21,125	21,860	22,161
Occupancy	5,044	4,854	5,075	4,890	4,828
Insurance	2,352	3,863	4,109	4,115	3,759
Repossessed asset and loan expenses	2,284	2,122	2,230	1,918	1,564
Net loss on sales and valuations of repossessed assets	8,633	6,129	12,991	4,855	11,994
Legal, professional and director's fees	2,361	1,366	2,038	1,546	2,139
Marketing	1,135	1,157	982	878	1,045
Intangible amortization	890	890	889	901	907
Customer service	828	892	1,050	987	1,154
Data Processing	928	848	948	842	793
Operating lease depreciation	327	421	542	627	647
Merger related expense	(109)	217	1,651	-	-
Other	3,375	2,547	2,915	2,690	2,271
	51,008	48,146	56,545	46,109	53,262
Income (loss) from continuing operations before income taxes	9,984	9,741	(14,738)	2,561	1,839
Income tax expense (benefit)	3,295	4,029	(4,580)	(79)	(190)
Income (loss) from continuing operations	$6,689	$5,712	$(10,158)	$2,640	$2,029
Loss from discontinued operations, net of tax	(460)	(559)	(657)	(631)	(802)
Net income (loss)	$6,229	$5,153	$(10,815)	$2,009	$1,227
Preferred stock dividends	1,750	1,750	1,750	1,750	1,750
Accretion on preferred stock	753	753	734	716	716
Net Income (loss) available to common stockholders	$3,726	$2,650	$(13,299)	$(457)	$(1,239)
Diluted net income (loss) per share	$0.05	$0.03	$(0.17)	$(0.01)	$(0.02)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2011	2011	2010	2010	2010
Assets:	(in millions)
Cash and due from banks	$534.6	$363.3	$215.8	$615.0	$560.6
Federal funds sold	-	-	0.9	1.0	-
Cash and cash equivalents	534.6	363.3	216.7	616.0	560.6

Securities and money market investments	1,138.2	1,319.6	1,273.1	929.7	848.6
Loans:
Commercial	1,029.5	935.9	934.6	876.8	832.8
Commercial real estate - owner occupied	1,285.3	1,299.5	1,223.1	1,227.7	1,234.1
Construction and land development	396.3	391.7	451.5	488.3	532.4
Commercial real estate - non-owner occupied	1,170.0	1,086.9	1,038.5	981.4	926.0
Residential real estate	473.9	504.5	527.3	533.6	536.1
Consumer	62.6	65.7	71.5	71.4	74.6
Deferred fees, net	(5.9)	(6.2)	(6.0)	(5.7)	(6.0)
	4,411.7	4,278.0	4,240.5	4,173.5	4,130.0
Allowance for credit losses	(104.4)	(106.1)	(110.7)	(108.2)	(110.0)
Loans, net	4,307.3	4,171.9	4,129.8	4,065.3	4,020.0

Premises and equipment, net	109.2	112.0	114.4	116.5	118.7
Other repossessed assets	85.7	98.3	107.7	110.1	104.4
Bank owned life insurance	131.5	131.0	129.8	94.8	94.0
Goodwill and other intangibles	37.5	38.4	39.3	40.2	41.3
Other assets	164.1	170.3	183.1	206.5	171.9
Total assets	$6,508.1	$6,404.8	$6,193.9	$6,179.1	$5,959.5
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,516.8	$1,455.1	$1,443.3	$1,421.7	$1,330.4
Interest bearing
Demand	456.5	521.2	523.8	645.4	611.4
Savings and money market	2,105.4	2,100.6	1,926.1	1,892.2	1,845.9
Time certificates	1,509.6	1,420.6	1,445.2	1,369.2	1,442.5
Total deposits	5,588.3	5,497.5	5,338.4	5,328.5	5,230.2
Customer repurchase agreements	148.7	163.4	109.4	86.8	87.1
Total customer funds	5,737.0	5,660.9	5,447.8	5,415.3	5,317.3
Borrowings	73.1	73.0	73.0	72.9	-
Junior subordinated debt	42.7	43.0	43.0	36.3	36.3
Accrued interest payable and other liabilities	39.6	26.3	27.9	34.8	30.0
Total liabilities	5,892.4	5,803.2	5,591.7	5,559.3	5,383.6
Stockholders' Equity
Common stock and additional paid-in capital	741.6	740.9	739.6	737.8	688.2
Preferred Stock	132.3	131.6	130.8	130.1	129.4
Retained earnings (deficit)	(252.4)	(256.2)	(258.8)	(245.5)	(245.0)
Accumulated other comprehensive income (loss)	(5.8)	(14.7)	(9.4)	(2.6)	3.3
Total stockholders' equity	615.7	601.6	602.2	619.8	575.9
Total liabilities and stockholders' equity	$6,508.1	$6,404.8	$6,193.9	$6,179.1	$5,959.5

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2011	2011	2010	2010	2010

	(in thousands)
Balance, beginning of period	$106,133	$110,699	$108,170	$110,013	$112,724
Provision for credit losses	11,891	10,041	18,384	22,965	23,115
Recoveries of loans previously charged-off:
Construction and land development	677	416	773	214	1,801
Commercial real estate	804	471	13	160	808
Residential real estate	172	269	304	1,209	295
Commercial and industrial	726	829	800	389	573
Consumer	44	25	36	47	14
Total recoveries	2,423	2,010	1,926	2,019	3,491
Loans charged-off:
Construction and land development	1,516	4,198	3,221	3,843	7,921
Commercial real estate	4,286	6,114	7,297	12,813	7,827
Residential real estate	3,339	3,282	3,278	3,695	7,835
Commercial and industrial	5,926	1,407	2,823	5,036	4,602
Consumer	1,005	1,616	1,162	1,440	1,132
Total loans charged-off	16,072	16,617	17,781	26,827	29,317
Net loans charged-off	13,649	14,607	15,855	24,808	25,826
Balance, end of period	$104,375	$106,133	$110,699	$108,170	$110,013

Net charge-offs (annualized) to average loans outstanding	1.26%	1.39%	1.52%	2.41%	2.53%
Allowance for credit losses to gross loans	2.37	2.48	2.61	2.59	2.66
Nonaccrual loans	$112,750	$114,246	$116,999	$130,905	$134,264
Repossessed assets	85,732	98,312	107,655	110,096	104,365
Loans past due 90 days, still accruing	1,134	1,087	1,458	5,667	8,233
Loans past due 30 to 89 days, still accruing	11,581	30,689	18,164	20,432	20,343
Classified loans (including nonaccrual)	237,577	240,737	256,657	285,972	304,270
Watch loans	190,045	204,470	194,905	205,114	257,715

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended June 30,
	2011			2010
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$1,272.1	$8,542	2.84%	$808.1	$5,327	2.72%
Federal funds sold and other	-	-		22.9	51	0.89%
Loans (1)	4,336.3	64,919	6.00%	4,080.0	64,201	6.31%
Short term investments	248.1	157	0.25%	607.0	380	0.25%
Investment in restricted stock	36.2	28	0.31%	41.0	41	0.40%
Total interest earning assets	5,892.7	73,646	5.05%	5,559.0	70,000	5.06%
Non-interest earning assets
Cash and due from banks	126.0			110.5
Allowance for credit losses	(107.2)			(115.4)
Bank owned life insurance	131.3			93.5
Other assets	387.7			405.2
Total assets	$6,430.5			$6,052.8
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$470.4	$484	0.41%	$579.6	$732	0.51%
Savings and money market	2,108.7	3,676	0.70%	1,838.0	4,186	0.91%
Time certificates of deposit	1,440.0	3,388	0.94%	1,518.3	6,149	1.62%
Total interest-bearing deposits	4,019.1	7,548	0.75%	3,935.9	11,067	1.13%
Borrowings	230.4	2,123	3.70%	126.0	483	1.53%
Junior subordinated and subordinated debt	43.0	689	6.43%	75.3	994	5.30%
Total interest-bearing liabilities	4,292.5	10,360	0.97%	4,137.2	12,544	1.22%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,486.4			1,279.2
Other liabilities	24.2			51.8
Stockholders’ equity	627.4			584.6
Total liabilities and stockholders' equity	$6,430.5			$6,052.8
Net interest income and margin		$63,286	4.34%		$57,456	4.16%
Net interest spread			4.08%			3.84%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $473 and $149 for the second quarter ended 2011 and 2010, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Six Months Ended June 30,
	2011			2010

	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning Assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$1,274.9	$16,472	2.76%	$815.7	$11,631	2.97%
Federal funds sold & other	0.1	1	2.02%	27.8	104	0.76%
Loans (1)	4,270.1	128,801	6.08%	4,066.8	126,368	6.27%
Short term investments	241.6	288	0.24%	499.5	563	0.23%
Investment in restricted stock	36.5	50	0.28%	41.2	68	0.33%
Total interest earnings assets	5,823.2	145,612	5.08%	5,451.0	138,734	5.15%
Non-interest earning assets
Cash and due from banks	120.5			103.8
Allowance for credit losses	(108.9)			(116.5)
Bank owned life insurance	130.7			93.1
Other assets	398.1			401.1
Total assets	$6,363.6			$5,932.5
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$485.8	$1,017	0.42%	$515.1	$1,515	0.59%
Savings and money market	2,058.8	7,242	0.71%	1,811.2	8,862	0.99%
Time certificates of deposits	1,439.5	7,187	1.01%	1,500.6	12,769	1.72%
Total interest-bearing deposits	3,984.1	15,446	0.78%	3,826.9	23,146	1.22%
Borrowings	225.6	4,390	3.92%	177.6	1,216	1.38%
Junior subordinated and subordinated debt	43.0	1,391	6.52%	88.8	2,198	4.99%
Total interest-bearing liabilities	$4,252.7	21,227	1.01%	$4,093.3	26,560	1.31%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,464.0			1,215.1
Other liabilities	26.8			38.3
Stockholders’ equity	620.1			585.8
Total liabilities and stockholders' equity	$6,363.6			$5,932.5
Net interest income and margin		$124,385	4.34%		$112,174	4.16%
Net interest spread			4.07%			3.84%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $954 and $393 for the six months June 30, 2011 and 2010, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At June 30, 2011	(in millions)
Assets	$2,842.6	$2,055.6	$1,565.3	$748.7	$(704.1)	$6,508.1
Gross loans and deferred fees, net	1,854.8	1,429.2	1,170.6	-	(42.9)	4,411.7
Less: Allowance for credit losses	(66.8)	(21.2)	(16.4)	-	-	(104.4)
Net loans	1,788.0	1,408.0	1,154.2	-	(42.9)	4,307.3
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,449.2	1,760.2	1,382.0	-	(3.1)	5,588.3
Stockholders' equity	317.4	181.5	143.3	622.6	(649.1)	615.7

No. of branches	12	16	11	-	-	39
No. of FTE	411	217	208	73	-	908

Three Months Ended June 30, 2011:
	(in thousands)
Net interest income	$26,856	$20,110	$18,611	$(2,291)	$-	$63,286
Provision for credit losses	5,300	3,731	2,860	-	-	11,891
Net interest income (loss) after provision for credit losses
	21,556	16,379	15,751	(2,291)	-	51,395
Non-interest income	5,982	2,351	1,235	1,816	(1,787)	9,597
Non-interest expense	(22,738)	(12,680)	(9,998)	(7,379)	1,787	(51,008)
Income (loss) from continuing operations before income taxes
	4,800	6,050	6,988	(7,854)	-	9,984
Income tax expense (benefit)	1,076	2,224	2,812	(2,817)	-	3,295
Income (loss) from continuing operations
	3,724	3,826	4,176	(5,037)	-	6,689
Loss from discontinued operations, net	-	-	-	(460)	-	(460)
Net income (loss)	$3,724	$3,826	$4,176	$(5,497)	$-	$6,229

Six Months Ended June 30, 2011:	(in thousands)
Net interest income	$53,284	$39,767	$35,928	$(4,594)	$-	$124,385
Provision for credit losses	12,303	5,331	4,298	-	-	21,932
Net interest income (loss) after provision for credit losses
	40,981	34,436	31,630	(4,594)	-	102,453
Non-interest income	9,374	4,383	2,974	(304)	-	16,427
Non-interest expense	(44,410)	(25,064)	(20,487)	(12,677)	3,483	(99,155)
Income (loss) from continuing operations before income taxes
	5,945	13,755	14,117	(17,575)	3,483	19,725
Income tax expense (benefit)	1,327	5,074	5,918	(4,995)	-	7,324
Income (loss) from continuing operations		-
	4,618	8,681	8,199	(12,580)	3,483	12,401
Loss from discontinued operations, net	-	-	-	(1,019)	-	(1,019)
Net income (loss)	$4,618	$8,681	$8,199	$(13,599)	$3,483	$11,382

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At June 30, 2010:	(in millions)
Assets	$ 2,764.1	$ 1,924.2	$ 1,265.0	$ 619.0	$ (612.8)	$ 5,959.5
Gross loans and deferred fees, net	1,973.1	1,219.2	980.7	-	(43.0)	4,130.0
Less: Allowance for credit losses	(67.4)	(25.7)	(16.9)	-	-	(110.0)
Net loans	1,905.7	1,193.5	963.8	-	(43.0)	4,020.0
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,417.4	1,724.5	1,092.4	-	(4.1)	5,230.2
Stockholders' equity	287.1	139.4	130.9	581.0	(562.5)	575.9

No. of branches	12	17	9	-	-	38
No. of FTE	439	242	207	73	-	961

Three Months Ended June 30, 2010:	(in thousands)
Net interest income	$ 25,650	$ 16,973	$ 15,257	$ (424)	$ -	$ 57,456
Provision for credit losses	19,100	1,188	2,827	-	-	23,115
Net interest income after provision for credit losses
	6,550	15,785	12,430	(424)	-	34,341
Non-interest income	6,147	2,362	1,393	7,476	3,382	20,760
Noninterest expense	(29,598)	(11,963)	(9,413)	(4,003)	1,715	(53,262)
Income (loss) from continuing operations before income taxes
	(16,901)	6,184	4,410	3,049	5,097	1,839
Income tax expense (benefit)	(6,158)	2,408	1,841	1,719	-	(190)
Income (loss) from continuing operations
	(10,743)	3,776	2,569	1,330	5,097	2,029
Loss from discontinued operations, net	-	-	-	(802)	-	(802)
Net income (loss)	$ (10,743)	$ 3,776	$ 2,569	$ 528	$ 5,097	$ 1,227

Six Months Ended June 30, 2010:	(in thousands)
Net interest income	$ 51,307	$ 31,859	$ 29,571	$ (563)	$ -	$ 112,174
Provision for credit losses	41,134	5,176	5,552	-	-	51,862
Net interest income (loss) after provision for credit losses
	10,173	26,683	24,019	(563)	-	60,312
Non-interest income	14,111	4,227	2,298	10,919	3,834	35,389
Non-interest expense	(45,768)	(22,724)	(20,789)	(8,246)	3,424	(94,103)
Income (loss) from continuing operations before income taxes
	(21,484)	8,186	5,528	2,110	7,258	1,598
Income tax expense (benefit)	(7,740)	3,268	2,471	250	-	(1,751)
Income (loss) from continuing operations		-
	(13,744)	4,918	3,057	1,860	7,258	3,349
Loss from discontinued operations, net	-	-	-	(1,737)	-	(1,737)
Net income (loss)	$ (13,744)	$ 4,918	$ 3,057	$ 123	$ 7,258	$ 1,612

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2011	2011	2010	2010	2010
	(dollars in thousands)
Total stockholder's equity	$615,653	$601,576	$602,174	$619,764	$575,858
Less:
Goodwill and intangible assets	37,511	38,401	39,291	40,180	41,307
Total tangible stockholders' equity	578,142	563,175	562,883	579,584	534,551
Less:
Preferred stock	132,333	131,580	130,827	130,094	129,378
Total tangible common equity	445,809	431,595	432,056	449,490	405,173
Add:
Deferred tax	4,148	4,461	4,774	5,087	5,400
Total tangible common equity, net of tax	$449,957	$436,056	$436,830	$454,577	$410,573
Total assets	$6,508,089	$6,404,838	$6,193,883	$6,179,146	$5,959,479
Less:
Goodwill and intangible assets	37,511	38,401	39,291	40,180	41,307
Tangible assets	6,470,578	6,366,437	6,154,592	6,138,966	5,918,172
Add:
Deferred tax	4,148	4,461	4,774	5,087	5,400
Total tangible assets, net of tax	$6,474,726	$6,370,898	$6,159,366	$6,144,053	$5,923,572
Tangible equity ratio (1)	8.9%	8.8%	9.1%	9.4%	9.0%
Tangible common equity ratio (2)	6.9%	6.8%	7.0%	7.3%	6.8%
Common shares outstanding	82,139	82,237	81,669	81,503	73,344
Tangible book value per share, net of tax (3)	$5.48	$5.30	$5.35	$5.58	$5.60

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2011	2011	2010	2010	2010
	(in thousands)
Total non-interest income	$9,597	$6,830	$(720)	$12,167	$20,760
Less:
Mark-to-market (losses) gains, net	336	(509)	(6,710)	(210)	6,250
Securities impairment charges	(226)	-	(12)	-	(1,071)
Gains on sales of investment securities, net	2,666	1,379	-	5,460	6,079
Gain on extinguishment of debt	-	-	-	-	3,000
Gain on sale of subsidiary	-	-	-	568	-
Total operating non-interest income	6,821	5,960	6,002	6,349	6,502
Add: net interest income	63,286	61,098	60,911	59,468	57,456
Net revenue (4)	$70,107	$67,058	$66,913	$65,817	$63,958

Total non-interest expense	$51,008	$48,146	$56,545	$46,109	$53,262
Less:
Net loss (gain) on sales/valuations of repossessed assets
	8,633	6,129	12,991	4,855	11,994
Merger related	(109)	217	1,651	-	-
Goodwill impairment	-	-	-	-	-
Total operating non-interest expense (4)	$42,484	$41,800	$41,903	$41,254	$41,268

Net revenue	$70,107	$67,058	$66,913	$65,817	$63,958
Less:
Operating non-interest expense	42,484	41,800	41,903	41,254	41,268
Pre-tax, pre-provision operating earnings (5)	$27,623	$25,258	$25,010	$24,563	$22,690

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2011	2011	2010	2010	2010
	(in thousands)
Total operating non-interest expense	$42,484	$41,800	$41,903	$41,254	$41,268
Divided by:
Total net interest income	$63,286	$61,098	$60,911	$59,468	$57,456
Add:
Tax equivalent interest adjustment	473	481	464	307	149
Operating non-interest income	6,821	5,960	6,002	6,349	6,502
	$70,580	$67,539	$67,377	$66,124	$64,107
Efficiency ratio - tax equivalent basis (6)	60.2%	61.9%	62.2%	62.4%	64.4%

	Three Months Ended
	June 30,	June 30,
	2011	2010
	(in thousands)
Stockholder's equity	$615,653	$575,858
Less:
Accumulated other comprehensive (loss) income	(5,795)	3,258
Non-qualifying goodwill and intangibles	34,080	36,663
Other non-qualifying assets	24,057	23,736
Disallowed unrealized losses on equity securities	-	-
Add:
Qualifying trust preferred securities	40,737	34,326
Tier 1 capital (regulatory) (7) (10)	604,048	546,527
Less:
Qualifying non-controlling interests	104	231
Qualifying trust preferred securities	40,737	34,326
Preferred stock	132,333	129,378
Estimated Tier 1 common equity (8) (10)	$430,874	$382,592
Divided by:
Estimated risk-weighted assets (regulatory (8) (10)	$5,110,812	$4,656,563
Tier 1 common equity ratio (8) (10)	8.4%	8.2%

	June 30,	June 30,
	2011	2010
	(in thousands)
Classified assets	$325,760	$417,418
Divide:
Tier 1 capital (regulatory) (7) (10)	604,048	546,527
Plus: Allowance for credit losses	104,375	110,013
Total Tier 1 capital plus allowance for credit losses	$708,423	$656,540
Classified assets to Tier 1 capital plus allowance (9) (10)	46%	64%

(1) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2) We believe this non-GAAP ratio provides critical metrics with which to analyze and evaluate financial condition and capital strength.
(3) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4) We believe this non-GAAP measurement is better indicative of the cash generating capacity of the Company.
(5) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company which is otherwise obscured by the asset quality issues.
(6) We believe this non-GAAP ratio provides understanding of the operating efficiency of the Company.

(7) Under the guidelines of the Federal Reserve and the FDIC in effect at December 31, 2010, Tier 1 capital consisted of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(8) Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items, are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(9) We believe this non-GAAP ratio provides a critical regulatory metric in which to analyze asset quality.
(10) Preliminary until Call Reports are filed.

CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476
CFO